                                                                    Exhibit 3(i)

                           CERTIFICATE OF AMENDMENT TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                       CITADEL COMMUNICATIONS CORPORATION

                  The undersigned, being the President and Secretary, respectively, of Citadel Communications Corporation (the "Corporation"), a corporation organized and existing under the laws of the State of Nevada, do hereby declare and state that:

                  FIRST: The name of the Corporation is Citadel Communications Corporation; the date of filing of its original Certificate of Incorporation with the Nevada Secretary of State is March 24, 1993; the date of filing of the Certificate of Amendment to Certificate of Incorporation with the Nevada Secretary of State is April 30, 1993; the date of filing the Certificate of Second Amended and Restated Certificate of Incorporation with the Nevada Secretary of State is May 27, 1993; the date of filing the Certificate of Third Amended and Restated Certificate of Incorporation with the Nevada Secretary of State is October 1, 1993; the date of filing the Certificate of Amendment to Certificate of Incorporation is April 29, 1994; the date of filing the Certificate of Fourth Amended and Restated Certificate of Incorporation with the Nevada Secretary of State is December 21, 1994; the date of filing the Certificate of Fifth Amended and Restated Certificate of Incorporation with the Nevada Secretary of State is June 28, 1996; the date of filing the Certificate of Sixth Amended and Restated Certificate of Incorporation with the Nevada Secretary of State is December 31, 1996; the date of filing the Certificate of Seventh Amended and Restated Certificate of Incorporation with the Nevada Secretary of State is October 16, 1997; the date of filing of the Certificate of Amendment to Certificate of Incorporation with the Nevada Secretary of State is November 3, 1997; and the date of filing of the Certificate of Eighth Amended and Restated Certificate of Incorporation with the Nevada Secretary of State is June 26, 1998.

                  SECOND: This Amendment to the Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 78.385 and
78.390 of the Nevada Revised Statutes. Holders of approximately 65% of the outstanding capital stock of the Corporation entitled to vote with respect to approval and adoption of the amendment to the Certificate of Incorporation have duly approved and adopted the amendment to the Certificate of Incorporation of the Corporation, as set forth herein.

                  THIRD: Article IX, Section 1(b) of the Certificate of Incorporation is hereby amended to provide as follows:

                  The Board of Directors shall consist of directors of the same class, which number of directors may be fixed from time to time pursuant to the provisions contained in the Bylaws of the Corporation.

                              DATED: July 5, 2000.

                        (Signatures follow on next page)


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                                             CITADEL COMMUNICATIONS
                                             CORPORATION, a Nevada corporation


                                             By:  /s/ Lawrence R. Wilson
                                                  -----------------------------
                                                  Lawrence R. Wilson
                                                  President


                                             By:  /s/ Donna L. Heffner
                                                  -----------------------------
                                                  Donna L. Heffner
                                                  Secretary



STATE OF          Nevada                   )
         ------------------------          )
                                           )        SS:
COUNTY OF          Clark                   )
          -----------------------          )

                  The foregoing instrument was acknowledged before me this 5th day of July, 2000, by Lawrence R. Wilson, President of Citadel Communications Corporation.

                                             /s/ Ginger Lee Ludwig
                                             -----------------------------
                                             Notary Public

My Commission Expires:



STATE OF          Nevada                   )
         ------------------------          )
                                           )        SS:
COUNTY OF           Clark                  )
          -----------------------          )

                  The foregoing instrument was acknowledged before me this 5th day of July, 2000, by Donna L. Heffner, Secretary of Citadel Communications Corporation.

                                             /s/ Ginger Lee Ludwig
                                             -----------------------------
                                             Notary Public

My Commission Expires: